UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2018

Smith Micro Software, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	01-35525	33-0029027
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Columbia Aliso Viejo, CA	92656
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 362-5800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.

On January 30, 2018, Smith Micro Software, Inc. (the “Company”) entered into amendments to certain of its existing Secured Promissory Notes (the “Notes”), for the sole purpose of extending the relevant maturity dates as noted below. The amendments amend the following Notes:

-	Note dated August 18, 2017 issued to Steven L. Elfman and Monique P. Elfman, amended to extend the maturity date of the Note to February 11, 2018. Steven L. Elfman is a director of the Company.
-

Note dated June 26, 2017 issued to William W. Smith, Jr. and Dieva L. Smith, amended to extend the maturity date to July 25, 2018. William W. Smith, Jr. is Chairman and Chief Executive Officer of the Company.

-

Notes dated August 24, 2017 issued to Next Generation TC FBO Andrew Arno IRA 1663 and Andrew Arno, amended to extend the maturity date of each to July 25, 2018. Andrew Arno is a director of the Company.

The foregoing descriptions of the various amendments are qualified in their entirety by reference to the complete text of the amendments, each of which is filed as an exhibit to this Current Report on Form 8-K.

Item 2.03  Creation of a Direct Financial Obligation of a Registrant.

The information set forth in Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

10.1	Second Amendment to Secured Promissory Note, dated January 30, 2018, by and between the Company and Steven L. Elfman and Monique P. Elfman
10.2	Amendment to Secured Promissory Note, dated January 30, 2018, by and between the Company and William W. Smith, Jr. and Dieva L. Smith
10.3	Amendment to Secured Promissory Note, dated January 30, 2018, by and between the Company and Next Generation TC FBO Andrew Arno IRA 1663
10.4	Amendment to Secured Promissory Note, dated January 30, 2018, by and between the Company and Andrew Arno

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Smith Micro Software, Inc.

Date: January 31, 2018	By:	/s/ Timothy C. Huffmyer
Timothy C. Huffmyer
Vice President and Chief Financial Officer